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                                                                   EXHIBIT 10.20

                              SEVERANCE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of April 1997, by and between Certified Grocers of California, Ltd., a California corporation (the "Company" or "Certified") and Daniel T. Bane (the "Executive").

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

WHEREAS, the Executive has been determined to be a vital member of the senior management team of the Company; and

WHEREAS, the Company recognizes that the possibility of termination due to Change of Control or without cause may arise and the uncertainty it may raise among management of the Company may result in the departure or distraction of management personnel, in each case to the detriment of the Company and its shareholders.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

This Agreement sets forth the severance benefits which the Company agrees will be provided to the Executive in the event the Executive's employment with the Company is terminated without cause under the circumstances described below.

     1. RIGHT TO TERMINATE.  Certified or the Executive may terminate the
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        Executive's employment at any time, subject to Certified's providing the benefits hereinafter specified in accordance with the terms thereof.

     2. TERM OF AGREEMENT.  This Agreement shall commence on April 2, 1997;
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        and shall continue in effect until the earlier of April 3, 2000, or termination of the Executive's employment; provided, however, that commencing on April 3, 2000 the term of this Agreement shall be extended for one additional year unless at least 90 days prior to such date, Certified or the Executive shall have given written notice per Section 9 herein that this Agreement shall not be extended; and provided, further, that notwithstanding the delivery of any such notice, the term of this Agreement shall automatically extend for an additional period of twelve
        (12) months after a Change of Control of the Company. For the purposes of this Agreement, "Change of Control" shall mean (i) The acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, of beneficial ownership of fifty-one percent (51%) or more of the outstanding Class A Shares of Certified Grocers of California, Ltd.; or (ii) if the individuals who presently serve on the Certified Board of Directors no longer constitute a majority of the members of the Certified Board of Directors; provided, however, any person who becomes a director subsequent to the commencement date of this Employment Agreement, who

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        was elected to fill a vacancy by a majority of Certified's members shall be considered as if a member prior to the commencement date of this Agreement; or (iii) A liquidation or dissolution of Certified or the sale of all or substantially all of the assets of Certified.

     3. TERMINATION. The Executive shall be entitled to the benefits provided in
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        Section 4 hereof upon the termination of the Executive's employment with
        Certified during this Agreement period, unless such termination is (i) because of the Executive's death, Disability, or Retirement, (ii) by Certified for Cause, or (iii) by the Executive other than for Good
        Reason (as all such capitalized terms are hereinafter defined).

              (a) Disability.  Termination by Certified of the Executive's
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          employment based on "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six (6) consecutive months and, within thirty
          (30) days after a notice of termination is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive's disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or the Executive's legal representative, in the event of the Executive's incapacity to designate a doctor. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

              (b) Retirement.  Termination by the Executive or by Certified of
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          the Executive's employment based on "Retirement" shall mean termination on or after the Executive's attainment of age sixty-five
          (65) or an earlier age mutually agreed to by the Executive and Certified.

              (c) Cause.  Termination by Certified of the Executive's employment
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          for "Cause" shall mean termination upon:

                      (i) the willful and continued failure by the Executive to
                  substantially perform his duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered in writing by the Company to the Executive that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or

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                      (ii) the willful engaging by the Executive in illegal or
                  fraudulent misconduct which is materially injurious to the Company, or

                      (iii) the willful material breach of the Confidentiality
                  and Nonsolicitation Agreement set forth in Section 6.

          No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

              (d)  Good Reason.  Termination by the Executive of the Executive's
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          employment for "Good Reason" shall mean termination based on (i) an adverse change in the Executive's status or position(s), in effect immediately prior to the date of this Agreement, (ii) a reduction in the Executive's base salary as in effect immediately prior to the date of this Agreement, (iii) a Change in Control, or (iv) the requirement by the Company that the Executive be based at an office greater than 35 miles from where the Executive's office is located on the date of the Change of Control.

              (e)  Notice of Termination.  Any purported termination by
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          Certified or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

              (f)  Date of Termination.  "Date of Termination" shall be the date
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          set forth by written Notice of Termination or, if none, then by mutual written agreement of the parties or by the arbitrator in a proceeding as provided in Section 11 hereof. During the pendency of any such dispute, Certified will continue to pay the Executive the Executive's full compensation in effect just prior to the time the Notice of Termination is given and until the dispute is resolved in accordance with Section 11.

      4.  COMPENSATION UPON TERMINATION.
          -----------------------------

              (a) Subject to Section 8 hereof, if, the Executive's employment with Certified shall be terminated (i) by Certified other than for Cause, Disability, Death or Retirement or (ii) by the Executive for Good Reason, then within five business days of the Date of Termination, Certified shall pay the Executive an amount equal to the Executive's highest annual base salary during the three year period immediately prior to the Date of Termination, plus an amount equal to the average annual incentive bonus paid during the three years prior to the Date of Termination.

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              (b) Certified shall maintain all benefits for the Executive and his dependents in substantially the same form as those benefits in place immediately prior to the Executive's termination for a period terminating on the earliest of (i) twelve (12) months from the Date of Termination, (ii) the commencement of similar benefits from a new employer (but only to the extent that equivalent benefits are offered by said employer), or (iii) attainment of age 65.

              (c) All payments and benefits provided for yet unpaid in this
          Section 4 shall be forfeited if the Executive violates any material provision of this Agreement including, without limitation, the Confidentiality and Nonsoliciation Agreement specified in Section 6 herein.

              (d) In the event of termination of the Executive by the Company for Cause, death, Disability, Retirement, or by the Executive for other than Good Reason, no payment shall be provided under this Agreement. This Agreement does not, and is not intended to, limit any rights or benefits of the Executive pursuant to any other plan, policy or written agreement.

      5.  NO OBLIGATION TO MITIGATE
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          The Executive is under no obligation to mitigate damages in the amount of any payment provided for hereunder by seeking other employment or otherwise.

          Subject to paragraph 4(b), the amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by Certified by reason of any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

      6.  CONFIDENTIALITY AND NONSOLICITATION AGREEMENT.
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              (a) The Executive acknowledges that in the course of his
          employment by the Company, he will have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including (i) the terms of any agreement between the Company and any employee, customer or supplier, (ii) pricing strategy, (iii) product development strategies,
          (iv) personnel training and development programs, (v) financial results, (vi) strategic plans and demographic analyses, (vii) proprietary computer and systems software, and (viii) any confidential non-public information received from the Company concerning the Company, its employees, suppliers and customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the term of his employment by the Company and thereafter and will never make known, divulge, reveal,

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          furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement and shall continue for one year following such termination provided that such obligation shall terminate earlier (i) as to specific information that shall have become known through no fault of the Executive or (ii) as to Confidential Information which the Executive is required by law to disclose (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 6 are in addition to, and not in limitation or preemption of, all other obligation of confidentiality which the Executive may have to the Company under general legal or equitable principles.

              (b) Except in the ordinary course of the Company's business, the Executive has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles, or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive's employment by the Company, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

              (c) In the event of the Executive's termination of employment at the Company, the Executive agrees that he will not in any capacity, on his own behalf or on behalf of any other firm, person, or entity, for a period of one year, solicit, or assist in the solicitation of, any employee of the Company to terminate his or her employment with the Company.

              (d) The Executive acknowledges and agrees that a violation of the foregoing provisions of this Section 6 (referred to collectively as the Confidentiality and Nonsolicitation Agreement) that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and forfeiture of any and all compensation or benefit otherwise provided under Section 4, and without any necessity or proof of actual damages, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the

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          forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

      7.  SUCCESSORS; BINDING AGREEMENT.
          -----------------------------

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

              (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there be no such designee, to the Executive's estate.

              (c) This Agreement, and all of the provisions hereof, shall be binding upon Certified and all of its affiliates, successors, transferees, or surviving or continuing entity.

      8.  TAXES.
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              (a) All payments to be made to the Executive under this Agreement will be subject to required withholding of federal, state, and local income and employment taxes.

              (b) Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Executive have the right to receive from Certified, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
          Section 4999 of the code; provided, however, that the determination as to whether any reduction in the payments under this Agreement pursuant to this provison is necessary shall be made by the Executive in good faith, and such determination shall be conclusive and binding on Certified with respect to its treatment of the payment for tax reporting purposes.

       9. NOTICE.  For purposes of this Agreement, notices and all other
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          communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of

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          Certified, to the address set forth on the first page of this
          Agreement or, in the case of the undersigned employee, to the address set forth below his signature, provided that all notices to Certified shall be directed to the attention of the Chief Executive Officer of the Certified, with a copy to the Secretary of Certified, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      10. VALIDITY.  The invalidity or unenforceability of any provision of this
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          Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      11. ARBITRATION.  Any dispute or controversy arising under or in
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          connection with this Agreement shall be settled exclusively by an arbitrator selected under the rules of the American Arbitration Association and the arbitration shall be conducted under the rules of said association. Any claim must be filed within thirty (30) days of the Notice of Termination unless extended by mutual written agreement by both parties. Each party shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The hearing shall begin within thirty (30) days of the filing of the claim, unless extended by mutual written agreement by both parties, and the arbitrator's decision shall be rendered within thirty (30) days of the completion of the hearing unless extended by mutual written agreement by both parties. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction. The Company shall bear all direct costs of the arbitration proceedings pursuant to this Section 11 (arbitration fees, transcript expenses, etc.) and pay reasonable legal fees of the Executive.

      12. SURVIVAL OF PROVISIONS.  Notwithstanding any other provision of this
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          Agreement, the parties' respective rights and obligations under
          Sections 4, 5, 6, and 7, 11 of this Agreement shall survive termination of this Agreement.

      13. MISCELLANEOUS.  No provision of this Agreement may be modified, waived
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          or discharged unless such waiver, modifications or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used

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          in this Agreement are designed for convenient reference only are not to be used for the purpose of interpreting any provision of this Agreement.

      14. ENFORCEABILITY.   Notwithstanding any other provision of this
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          Agreement, to the extent that any payment to be made pursuant to this
          Agreement is prohibited by applicable federal or state law or regulation, or by any action of any federal or state regulatory agencies, unless Certified has obtained prior approval for such otherwise prohibited payment from the appropriate regulatory authority, Certified shall not be obligated to make such payments under this Agreement.

      15. GOVERNING LAW.  The validity, interpretation, construction and
          -------------
          performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without giving effect to the principles of conflict of laws of such State.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date set forth below.

CERTIFIED GROCERS OF CALIFORNIA, LTD.

By: _____________________________________

Name:

Title:

Agreed to this ______ day

of _______________, 1997.

________________________________________

Daniel T. Bane

303 Palmetto Drive
Pasadena, California 91105

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